Lawyers | McCullough Robertson

Deed of Novation

Dated

Parties

Europa International	**Europa International Pty Limited ACN 137 519 307** of 29 Anvil Road, Seven Hills NSW 2147 (email address: raj@europa.net.au)
Australian Boutique Spirits	**Australian Boutique Spirits Pty Limited ACN 625 701 420** of Level 26, 1 Bligh Street, Sydney NSW 2000 (email address: rajberi@me.com)
Amatil	**Coca-Cola Amatil (Aust) Pty Limited ACN 076 594 119** of Level 14, 40 Mount Street, North Sydney NSW 2060 (email address: richard.conway@ccamatil.com)

Background

A Europa International and Amatil entered into the Existing Agreements.

B Europa International intends to sell and transfer its business and assets as a going concern to Australian Boutique Spirits pursuant to the Sale of Business Agreement and has requested the written consent of Amatil to the assignment of the Existing Agreements to Australian Boutique Spirits.

C The parties agree to novate the Existing Agreements substituting Europa International with Australian Boutique Spirits on the terms of this deed.

Agreed terms

1 Definitions and interpretation

1.1 Definitions

In this deed:

Term	Definition
AUSTRALIAN BITTERS Intellectual Property	has the meaning set out in the IP Co-Existence Deed.
Authorisation	means an approval, authorisation, consent, declaration, exemption, quality certification, notarisation, licence, quota, permit or waiver, however described, and any condition attaching to it, including any renewal or amendment.
Business Day	means a day that is not a Saturday, Sunday or public holiday in

Term	Definition
	Sydney.
CCA Confidentiality Deeds	means confidentiality deed polls dated on or around 22 December 2016 executed in favour of Europa International by the CCA Deed Parties.
CCA Deed Parties	means each of James Brazier, Alejandro Nario, Richard Conway and Shane William Richardson.
Conditions Precedent	has the meaning set out in clause 2.1.
Confidentiality Deed Parties	means each of Steven Charles Dixon, Nicholas Button, Sahil Beri and Anil Beri.
Confidentiality Deeds	means confidentiality deed polls dated on or around 22 December 2016 executed in favour of Amatil by each of the Confidentiality Deed Parties.
Corporations Act	means *Corporations Act 2001* (Cth).
Debt	has the meaning set out in the Deed Poll.
Deed Poll	means the Deed Poll dated 28 June 2017 between Europa International and Amatil.
Effective Date	means the date on which Amatil notifies Europa International and Australian Boutique Spirits in writing that the Conditions Precedent have been satisfied.
Europa Territory	has the meaning set out in the IP Co-Existence Deed.
Existing Agreements	means each of the Deed Poll, IPA, IP Co-Existence Deed, MA2016 and MA2017.
IPA	means the Intellectual Property Assignment Agreement dated 22 December 2016 between Europa International and Amatil.
IP Co-Existence Deed	means the Intellectual Property Co-Existence Deed dated 22 December 2016 between Europa International and Amatil.
MA2016	means the Manufacturing Agreement dated 22 December 2016 between Europa International and Amatil.
MA2017	means the Manufacturing Agreement dated 9 June 2017 between Europa International and Amatil.
Outstanding Debt	has the meaning set out in the Deed Poll.
Premises	means 29 Anvil Road, Seven Hills NSW 2147.
Sale of Business Agreement	means the Sale of Business Agreement dated on or around the date of this deed between Europa International and Australian Boutique Spirits, a copy of which has been provided to Amatil.

1.2 Interpretation

In this deed:

(a) a singular word includes the plural and vice versa;

(b) a reference to a clause, schedule, annexure or party is a reference to a clause of, and a schedule, annexure or party to, this deed and references to this deed include any schedules or annexures;

(c) a reference to a party to this deed or any other document or agreement includes the party's successors, permitted substitutes and permitted assigns;

(d) if a word or phrase is defined, its other grammatical forms have a corresponding meaning;

(e) a reference to a document or agreement (including a reference to this deed) is to that document or agreement as amended, novated, supplemented, varied or replaced;

(f) a reference to legislation or to a provision of legislation (including subordinate legislation) is to that legislation as amended, re-enacted or replaced, and includes any subordinate legislation issued under it;

(g) a reference to a person includes a corporation, trust, partnership, unincorporated body, government and local authority or agency, or other entity whether or not it comprises a separate legal entity;

(h) this deed is not to be interpreted against the interests of a party merely because that party proposed this deed or some provision in it or because that party relies on a provision of this deed to protect itself;

(i) a reference to '$' or 'dollar' is to Australian currency;

(j) the meaning of any general language is not restricted by any accompanying example, and the words 'includes', 'including', 'such as' or 'for example' (or similar phrases) do not limit what else might be included;

(k) a reference to 'writing' includes any method of representing or reproducing words, figures or symbols in permanent and visible form, but does not include electronic form unless expressly stated to include electronic form; and

(l) clause headings are for convenient reference only and have no effect in limiting or extending the language to which they refer.

2 Conditions Precedent

2.1 Legal effect of document

Except for this clause 2, the provisions of this deed (including any consents from Amatil) will have no legal effect and will not be binding on the parties unless and until the following conditions (**Conditions Precedent**) have been satisfied or waived in writing by Amatil:

(a) Australian Boutique Spirits providing evidence reasonably satisfactory to Amatil that it has in place insurance policies in accordance with the requirements under the Existing Agreements and all Authorisations necessary or desirable for the proper performance by Australian Boutique Spirits of its obligations under the Existing Agreements, including the following Authorisations:

(i) producer/wholesale liquor licence under the Liquor Act 2007 in relation to the Premises, subject to any conditions satisfactory to Amatil;

(ii) excise (manufacturer) licence under the Excise Act 1901 permitting Australian Boutique Spirits to manufacture bitters products and other alcoholic beverages at the Premises;

(iii) permit issued by the Australian Tax Office for Australian Boutique Spirits to receive concessional spirits;

(iv) Hazard Analysis and Critical Control Points (HACCP) certification from a suitably accredited body in Australia;

(v) food safety certification as currently held by Europa International (details of which have been notified to Amatil); and

(vi) evidence reasonably satisfactory to Amatil that Australian Boutique Spirits has notified the NSW Food Authority of its business details and activities in the form previously notified to the NSW Food Authority by Europa International on 12 November 2010 with notification reference number 58558;

(b) each of the Confidentiality Deed Parties entering into a new confidentiality deed poll in favour of Amatil in a form acceptable to Amatil and on similar terms to the Confidentiality Deeds; and

(c) completion occurring under the Sale of Business Agreement.

2.2 Obligations of Europa International and Australian Boutique Spirits

Europa International and Australian Boutique Spirits must:

(a) use their respective best endeavours to ensure that the Conditions Precedent are satisfied as soon as reasonably possible;

(b) take no action that might prevent or hinder satisfaction of the Conditions Precedent; and

(c) promptly give written notice to Amatil when aware of the satisfaction of any Conditions Precedent, or of any Conditions Precedent that cannot be satisfied.

3 Consent to assignment

Subject to clause 2, with effect on and from the Effective Date, Amatil consents to the assignment to Australian Boutique Spirits of:

(a) Europa International's rights and obligations under each of the Existing Agreements in accordance with:

(i) clause 21 of the MA2016;

(ii) clause 20 of the MA2017;

(iii) clause 8.2 of the IPA;

(iv) clause 13.2 of the IP Co-Existence Deed; and

(v) clause 8.2 of the Deed Poll, in respect of which the parties acknowledge and agree that:

(A) with effect on and from the Effective Date, the obligations of Europa International to Amatil in respect of the Debt are assumed by Australian Boutique Spirits;

(B) as a result of the novation of the Deed Poll under clause 4, the Deed Poll will be treated as a deed poll from Australian Boutique Spirits in favour of Amatil; and

(C) the Outstanding Debt as at 30 May 2018 was $543,458.78.

(b) the rights and interests of Europa International in the AUSTRALIAN BITTERS Intellectual Property in the Europa Territory in accordance with clause 9.1 of the IP Co-Existence Deed,

and the parties agree that such assignments will be effected in accordance with the Sale of Business Agreement and the novation under clause 4 of this document.

4 Novation

Subject to clause 2, with effect on and from the Effective Date, each of the Existing Agreements is novated such that, subject to the terms of this deed:

(a) Australian Boutique Spirits is substituted for Europa International under each of the Existing Agreements as if Amatil and Australian Boutique Spirits were the original parties to each of the Existing Agreements;

(b) Australian Boutique Spirits:

(i) obtains the rights of Europa International; and

(ii) assumes the obligations of Europa International,

under the Existing Agreements;

(c) a reference in the Existing Agreements to Europa International must be read as a reference to Australian Boutique Spirits; and

(d) Australian Boutique Spirits must comply with the Existing Agreements and accepts liability for all obligations of Europa International under each Existing Agreement arising at any time after execution of the relevant Existing Agreement.

5 Warranties

Australian Boutique Spirits represents and warrants to Amatil that:

(a) it is a corporation as that expression is defined in the Corporations Act having limited liability, incorporated (or taken to be incorporated) or registered and validly existing under the Corporations Act;

(b) it has the corporate power to own its assets and to carry on its business as that business is now being conducted;

(c) it has full power and authority to enter into and perform its obligations under this deed;

(d) it has taken all necessary action to authorise the execution, delivery and performance of this deed in accordance with its terms;

(e) the execution, delivery and performance by it of this deed does not and will not violate:

(i) its constitution or other constituent documents; or

(ii) any encumbrance or document which is binding upon it or any of its assets;

(f) all written information provided by it or on its behalf to Amatil is accurate and is not, whether by omission of information or otherwise, misleading; and

(g) to the best of its knowledge and belief it has not withheld from Amatil any document, information or other fact material to the decision of Amatil to enter into this deed.

6 Undertaking by Amatil

Amatil undertakes to procure that each of the CCA Deed Parties enters into and delivers to Australian Boutique Spirits, a new confidentiality deed poll in favour of Australian Boutique Spirits in a form and on similar terms (appropriately amended to include the relevant parties) to the confidentiality deed poll referred to in clause 2.1(b) within 5 Business Days of the Effective Date.

7 Notice

7.1 Method of giving notice

A notice, consent or communication under this deed is only effective if it is:

(a) in writing in English, signed by or on behalf of the person giving it;

(b) addressed to the person to whom it is to be given; and

(c) given as follows:

(i) delivered by hand to that person's address;

(ii) sent to that person's address by prepaid mail or by prepaid airmail, if the address is overseas; or

(iii) sent by email to that person's email address.

7.2 When is notice given

A notice, consent or communication given under clause 7.1 is given and received on the corresponding day set out in the table below. The time expressed in the table is the local time in the place of receipt.

If a notice is	It is given and received on
Delivered by hand or sent by email	(a) that day, if delivered by 5.00pm on a Business Day; or (b) the next Business Day, in any other case.
Sent by post	(a) three Business Days after posting, if sent within

		Australia; or
	(b)	seven Business Days after posting, if sent to or from a place outside Australia.

7.3 Address for notices

A person's address and email address are those set out in the Parties section of this deed, or as the person notifies the sender in writing.

8 General

8.1 Rights cumulative

Unless expressly stated otherwise in this deed, the rights and remedies provided under this deed are cumulative and not exclusive of any rights or remedies provided by law or any other right or remedy.

8.2 Amendments

This deed may only be amended by written agreement between all parties.

8.3 Counterparts

This deed may be signed in any number of counterparts and all counterparts together make one instrument.

8.4 Entire agreement

This deed supersedes all previous agreements about its subject matter. This deed embodies the entire agreement between the parties.

8.5 Further assurances

Each party must do all things reasonably necessary to give effect to this deed and the transactions contemplated by it.

8.6 Governing law and jurisdiction

(a) The laws of New South Wales govern this deed.

(b) Each party irrevocably submits to the non-exclusive jurisdiction of the courts of New South Wales and courts competent to hear appeals from those courts.

8.7 No waiver

(a) The failure of a party at any time to require full or partial performance of any provision of this deed does not affect in any way the right of that party to require that performance subsequently.

(b) A single or partial exercise of or waiver of the exercise of any right, power or remedy does not preclude any other or further exercise of that or any other right, power or remedy.

(c) A right under this deed may only be waived in writing signed by the party granting the waiver, and is effective only to the extent specifically set out in the waiver.

8.8 Severability

A clause or part of a clause of this deed that is illegal or unenforceable may be severed from this deed and the remaining clauses or parts of the clause of this deed continue in force.

McCullough Robertson Lawyers

Execution

EXECUTED as a deed

Executed by
Europa International Pty Limited ACN 137 519 307 by:

Director	Director/Secretary
ANIL BERI	ANIL BERI
Full name of Director	Full name of Director/Secretary

Executed by
Australian Boutique Spirits Pty Limited ACN 625 701 420 by:

Director	Director/Secretary
Full name of Director	Full name of Director/Secretary

Executed by
Coca-Cola Amatil (Aust) Pty Limited ACN 076 594 119 by:

Director	Director/Secretary
SHANE RICHARDSON	JANE BOWD.
Full name of Director	Full name of ~~Director/~~Secretary